UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, AR	71730-7000
(Address of principal executive offices)	(Zip Code)

870-862-6411
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01. Other Events

SUPPLEMENT TO PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 9, 2018

On February 7, 2018, the Board of Directors (the “Board”) of Murphy Oil Corporation (the “Company”) adopted the 2018 Stock Plan for Non-Employee Directors (the “Plan”). The Company is requesting shareholders approve the Plan at the Company’s 2018 Annual Meeting of Shareholders.

The Company has never granted any performance-based awards to non-employee directors.  The Company has only granted time-based vesting restricted share awards, and intends to continue this practice in the future. In order to align the Plan with the Board’s intention, the Board approved an amendment to the Plan on April 25, 2018 to provide solely for time-based vesting of awards for non-employee directors, and remove any ability to grant awards subject to a performance condition.

If approved, the Plan will allow the Company to continue to provide equity compensation awards to its non-employee directors as part of their overall compensation, which awards may be granted in the form of stock options and restricted share and unit awards.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to the Murphy Oil Corporation 2018 Stock Plan for Non-Employee Directors

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Walter K. Compton
Walter K. Compton
Executive Vice President & General Counsel

Date: April 25, 2018

Exhibit Index

10.1	First Amendment to the Murphy Oil Corporation 2018 Stock Plan for Non-Employee Directors